UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: September 14, 2011
Date of Earliest Event Reported: September 14, 2011

BOISE INC.
BZ INTERMEDIATE HOLDINGS LLC

1111 West Jefferson Street, Suite 200
Boise, Idaho 83702-5388
(Address of principal executive offices) (Zip Code)

(208) 384-7000
(Registrants' telephone number, including area code)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.	State or other jurisdiction of incorporation
001-33541 333-166926-04	Boise Inc. BZ Intermediate Holdings LLC	20-8356960 27-1197223	Delaware Delaware
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC. Unless the context indicates otherwise, any reference in this report to the "company," "we," "us," "our," or "Boise" refers to Boise Inc. together with BZ Intermediate Holdings LLC and its consolidated subsidiaries.

Item 8.01 Other Events.

On September 14, 2011, we announced a program, effective immediately, to repurchase up to an additional $75 million of our outstanding common stock. The timing and exact number of shares actually repurchased will be affected by several factors, including legal and regulatory requirements and changes in the market price of our stock.

Our initial share repurchase program, announced on August 4, 2011, was completed on September 12, 2011. As of September 12, we had repurchased and retired approximately 13 million common shares at an average price of $5.68 per share and had approximately 108 million common shares outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this current report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Boise Inc. News Release dated September 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.		BZ INTERMEDIATE HOLDINGS LLC

By	/s/ Karen E. Gowland	By	/s/ Karen E. Gowland
	Karen E. Gowland Senior Vice President, General Counsel and Secretary		Karen E. Gowland Senior Vice President, General Counsel and Secretary

Date: September 14, 2011